Exhibit 32
CERTIFICATION
This Report on Form 10-Q of The Community Financial Corporation (the “Company”) for the quarter ended March 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 11, 2021	By:	/s/ William J. Pasenelli
William J. Pasenelli Chief Executive Officer

Date: May 11, 2021	By:	/s/ Todd L. Capitani
Todd L. Capitani Chief Financial Officer